EXHIBIT 99.1
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LaSalle Hotel Properties
3 Bethesda Metro Center, Suite 1200
Bethesda, MD 20814
Ph.  (301) 941-1500
Fax (301) 941-1553
www.lasallehotels.com



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                   LASALLE HOTEL PROPERTIES ACQUIRES
                THE ALEXIS HOTEL IN SEATTLE, WASHINGTON

     BETHESDA, MD, JUNE 15, 2006 - LaSalle Hotel Properties (NYSE: LHO) today announced it has acquired the Alexis Hotel in Seattle, Washington, for $38.0 million. The 109-room Four Diamond, independent full-service hotel is located on First Avenue in the heart of downtown Seattle. Included in the purchase price is 19,000 square feet of retail space currently 100 percent leased to third-party tenants.

     The historic Alexis Hotel is located in the heart of the central business district of downtown Seattle, in close proximity to attractions such as the Waterfront, Seattle Space Needle and Pike Place Market as well as several Fortune 500 companies including Washington Mutual, Safeco Corporation, Amazon.com and Nintendo. The hotel is decorated in European decor with rich fabrics, classic furniture, original artwork and antiques. The hotel's dining options include the Library Bistro and The Bookstore - Bar & Cafe, which feature contemporary American cuisine in a comfortable atmosphere. The Alexis Hotel features very large guest rooms, including 44 suites and also offers 2,900 square feet of convertible meeting space, a fitness center, a business center and Aveda Salon and Spa.

     "We are excited to further our presence in the Seattle market with the acquisition of this upscale asset," remarked Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. "The hotel benefits from a number of leisure and commercial demand generators in downtown Seattle. We believe the hotel is in a perfect location to benefit from Seattle's strong economic growth from high-tech, biotech and manufacturing and retail industries as well as its growing presence as a gateway market between the U.S. and Asia."

     The hotel will continue to be managed by Kimpton Hotel & Restaurant Group, LLC, which manages six other hotels for LaSalle located in Washington, D.C., and Boston, MA. Kimpton operates upscale and luxury boutique/lifestyle hotels in the U.S. and Canada, and has had a strong relationship with the Company since 2001.

     "We are excited to expand our long-standing relationship with Kimpton," continued Mr. Bortz. "They are knowledgeable of the unique urban hotel market and have substantial experience operating distinctive independent properties such as the Alexis Hotel."

     "Being chosen to manage a seventh hotel for LaSalle Hotel Properties is a major vote of confidence for Kimpton - for our operations expertise, the heartfelt care we provide our guests at every touch point, and for our unique culture that gives Kimpton-managed hotels a distinct competitive advantage," said Kimpton President Mike Depatie. "We are extremely delighted that our strong relationship with LaSalle on the East Coast, which is built on mutual trust and respect, and solid financial results, is now extending to the West Coast."



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     LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, owning interests in 29 upscale and luxury full-service hotels, totaling approximately 8,500 guest rooms in 15 markets in 11 states and the District of Columbia. The Company focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier internationally recognized hotel operating companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Sandcastle Resorts & Hotels, Davidson Hotel Company, and the Kimpton Hotel & Restaurant Group, LLC.




This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this press release include, among others, statements about growth of the Seattle market and increasing presence as a gateway market between the U.S. and Asia. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company's dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, and (viii) the risk factors discussed in the Company's Annual Report on Form 10-K. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.


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Additional Contacts:
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Hans Weger, Chief Financial Officer, LaSalle Hotel Properties
     - 301/941-1500


  For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com